                                                                    Exhibit 4.15


                                  THIRD AMENDMENT TO
                             FOURTH AMENDED AND RESTATED
                           LIMITED PARTNERSHIP AGREEMENT OF
                                FIRST INDUSTRIAL, L.P.



    The undersigned, being the sole general partner of First Industrial, L.P. (the "Partnership"), a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act and pursuant to the terms of that certain Fourth Amended and Restated Limited Partnership Agreement, dated June 6, 1997 (as amended by the first amendment thereto dated June 20, 1997 [the "First Amendment"] and the second amendment thereto dated June 30, 1997 [the "Second Amendment"], collectively, the "Partnership Agreement"), does hereby amend the Partnership Agreement as follows:

    Capitalized terms used but not defined in this Third Amendment shall have the same meanings that are ascribed to them in the Partnership Agreement.

    1. ADDITIONAL LIMITED PARTNERS. The Persons identified on SCHEDULE 1 hereto are hereby admitted to the Partnership as Additional Limited Partners owning the number of Units and having made the Capital Contributions set forth on such SCHEDULE 1. Such persons hereby adopt the Partnership Agreement.

    2. SCHEDULE OF PARTNERS. EXHIBIT 1B to the Partnership Agreement is hereby deleted in its entirety and replaced by EXHIBIT 1B hereto which identifies the Partners following consummation of the transactions referred to in Section 1 hereof.

    3. PROTECTED AMOUNTS. In connection with the transactions consummated pursuant to that certain Contribution Agreement (the "Contribution Agreement"), dated June 30, 1997, by and between FR Acquisitions, Inc., a Maryland corporation (it having assigned its entire right, title and interest in and to the Contribution Agreement to the Partnership), and the other parties listed on the signature pages of the Contribution Agreement, certain Protected Amounts are being established for the Additional Limited Partners admitted pursuant to this Third Amendment, which Protected Amounts are reflected on EXHIBIT 1D attached hereto and shall be incorporated as part of EXHIBIT 1D of the Partnership Agreement.

    4. RATIFICATION. Except as expressly modified by this Third Amendment, all of the provisions of the Partnership Agreement are affirmed and ratified and remain in full force and effect.

Dated:  July 18, 1997

            [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK;
                              SIGNATURE PAGE TO FOLLOW]

                                      EXHIBIT 1B

                                 SCHEDULE OF PARTNERS
                                 --------------------

GENERAL PARTNER                             NUMBER OF UNITS

First Industrial Realty Trust, Inc.           30,135,617


LIMITED PARTNERS

Daniel R. Andrew, TR of the Daniel R.
Andrew Trust UA Dec 29 92                        137,489

BK Columbus Venture                               24,789

John E. de B Blockey, TR of the John E.
De B Blockey Trust                                 8,187

Michael W. Brennan                                 7,587

Edward Burger                                      9,261

National Discount Brokers
    NBD Acct. # 4KB-432708                           770

National Discount Brokers
    NBD Acct. # 4KB-432690                           770

 LIMITED PARTNERS                        NUMBER OF UNITS


Henry D. Bullock & Terri D. Bullock TR
of the Henry D. & Terri D. Bullock
Trust UA Aug 28 92                             12,551

Michael G Damone, TR of the Michael G.
Damone Trust UA Nov 4 69                      144,296

Robert L. Denton                                6,286

Henry E. Dietz Trust UA Jan 16 81              36,476

W. Allen Doane TR of the W. Allen
Doane Trust UA May 31, 91                       4,416

Timothy Donohue                                 2,000

Farlow Road Associates Limited Partnership      2,751

Thelma C. Gretzinger Trust                        450

Clay Hamlin & Lynn Hamlin JT TEN WROS          15,159

Highland Associates Limited Partnership        69,039

Robert W. Holman Jr.                          150,134

Steven B. Hoyt                                        220,080

LIMITED PARTNERS                           NUMBER OF UNITS

Frederick K. Ito                                3,880

Michael W. Jenkins                              3,831

Peter Kepic                                     9,261

Paul T. Lambert                                39,737

Lambert Investment Corporation                 13,606

LGR Investment Fund Ltd                        22,556

Duane Lund                                        617

Eileen Millar                                   2,880

Linda Miller                                    2,000

Peter Murphy                                   56,184

Anthony Muscatello                             81,654

North Star Associates Limited Partnership      19,333

Arden O'Connor                                         63,845

LIMITED PARTNERS                           NUMBER OF UNITS

Peter O'Connor                                         66,181

Shidler Equities LP                           254,541

Eduardo Paneque                                 2,000

Partridge Road Associates Limited
    Partnership                                 2,751

James C. Reynolds                              38,697

Shadeland Associates Limited Partnership       42,976

Shadeland Corporation                           4,442

Jay H. Shidler                                         65,118

Jay H. Shidler & Wallette A. Shidler
TEN ENT       1,223

Michael B. Slade                                2,829

Kevin Smith                                    13,571

Robert Stein                                   56,778

S. Larry Stein                                         56,778

LIMITED PARTNERS                           NUMBER OF UNITS

Jonathan Stott                                        130,026

Michael T. Tomasz                              23,868

Mark S. Whiting                                25,206

Holman/Shidler Investment Corporation          22,079

Joseph Dresner                                        149,531

The Milton Dresner Revocable Trust
 dated October 22, 1976                       149,531

The Jack Friedman Revocable Living Trust
 dated March 23, 1978                          26,005

Jernie Holdings Corp.                         180,499

Fourbur Family Co., L.P.                       50,478

Fourbur Co., L.L.C.                            27,987

Jerome Lazarus                                         18,653

Constance Lazarus                             417,961

Susan Burman                                  523,155

LIMITED PARTNERS                           NUMBER OF UNITS

Judith Draizin                                        331,742

Jan Burman                                     18,653

Danielle Draizin                                6,538

Heather Draizin                                 6,538

Jason Draizin                                  13,078

Charles T. Andrews                                754

Perry C. Caplan                                 1,388

Charles S. Cook and
Shelby H. Cook, tenants in the entirety           634

George L. Cramer, Jr.                           2,262

Darwin B. Dosch                                 1,388

Charles F. Downs                                1,508

Fitz & Smith Partnership                        3,410

Dennis G. Goodwin and
Jeannie L. Goodwin, tenants in the entirety     6,166

LIMITED PARTNERS                           NUMBER OF UNITS

Internal Investment Company                     3,016

Thomas J. Johnson, Jr. and
Sandra L. Johnson, tenants in the entirety      2,142

Nourhan Kailian                                 2,183

Craig R. Martin                                   754


Joseph Musti                                    1,508

Dean A. Nachtigall                             10,076

Jack F. Ream                                    1,071

Glenn C. & Linda A. Rexroth                     2,142

Andre G. Richard                                1,508

Edward C. Roberts and
Rebecca S. Roberts, tenants in the entirety     8,308

W.F.O. Rosenmiller                                634

Edward Jon Sarama                                 634

LIMITED PARTNERS                           NUMBER OF UNITS

David W. Smith, and
Doris L. Smith, tenants in the entirety           754

Gary L. Smith and
Joyce A. Smith, tenants in the entirety         1,508

SRS PARTNERSHIP                                 2,142

Barry L. Tracey                                 2,142

Malcolm Properties, L.L.C.                     25,342

R.C.P. Associates,
a New Jersey limited partnership                3,060

The Worlds Fair V Associates,
a New Jersey general partnership                3,340

The Worlds Fair 25 Associates, a Limited
Partnership, a New Jersey limited
partnership                                    13,677

The Worlds Fair Office Associates,
a New Jersey general partnership                3,343

South Broad Company,
a New Jersey limited partnership               22,534

Gamma Three Associates Limited Partnership,
a New Jersey limited partnership                3,338

Ethel Road Associates,
a New Jersey limited partnership                       29,511

Jayeff Associates Limited Partnership,
a New Jersey limited partnership                       16,249

Suburban Roseland Associates, a Limited Partnership,
a New Jersey limited partnership                        3,002

Worlds Fair Associates,
a New  Jersey general partnership                       6,134

Punia Company, L.L.C.,
a New Jersey limited liability company                  7,117

New Land Associates Limited Partnership,
a New Jersey limited partnership                        1,664

Worlds Fair Limited Partnership,
a New Jersey limited partnership                        1,664

Montrose Kennedy Associates,                            4,874
a New Jersey general partnership

                                      EXHIBIT 1D

                                  PROTECTED AMOUNTS
                                  -----------------

Montrose Kennedy Associates,
a New Jersey general partnership                      $188,290

                                                                      SCHEDULE 1
  Additional
Limited Partners                  Number of Units          Capital Contribution
----------------                  ---------------          --------------------

Montrose Kennedy Associates, a
New Jersey general partnership         4,874                    $144,722.00